UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Amendments to the Distribution Reinvestment Plan and Unit Repurchase Program; Renewal of the Advisory Agreement

Amendments to the Distribution Reinvestment Plan and Unit Repurchase Program

On March 3, 2017, the board of managers (the “Board”) of TriLinc Global Impact Fund, LLC (the “Company”) approved the Second Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”).  Commencing on April 28, 2017, the date on which the distributions declared for April 2017 will be reinvested (the “DRP Effective Date”), the Company amended the price at which additional units of the same class may be purchased pursuant to the distribution reinvestment plan to a price equal to the greater of $9.025 or the net asset value (“NAV”) per unit of the unit class being reinvested.  Accordingly, the Amended DRP will supersede and replace the Company’s current distribution reinvestment plan as of the DRP Effective Date and the new offering price under the Amended DRP will first be applied to distributions declared for the month of April 2017, which will be reinvested on April 28, 2017.  Distributions declared for March 2017 will be reinvested at the current distribution reinvestment plan price equal to $9.025 per unit.

Additionally, on March 3, 2017, the Board approved the Second Amended and Restated Unit Repurchase Program (the “Amended URP”). The Company amended the price at which units presented for redemption will be repurchased, beginning with units to be repurchased by the Company on the last day of the second quarter of 2017 (the “URP Effective Date”).  Subject to the limitations of the Amended URP, beginning on the URP Effective Date, units repurchased under the Amended URP will be repurchased at a price equal the greater of $9.025 or the NAV applicable to the class of units being redeemed and most recently disclosed by the Company in a public filing with the Securities and Exchange Commission (the “Commission”).  Accordingly, the Amended URP will supersede and replace the Company’s current unit repurchase program as of the URP Effective Date and the new offering price under the Amended URP will first be applied to units repurchased by the Company on the last day of the second quarter of 2017.  Redemptions for the first quarter of 2017 will be redeemed at the current unit repurchase program price equal $9.025 per unit.

This Current Report on Form 8-K serves as the written notification of an amendment per the terms of the current distribution reinvestment plan and the current unit repurchase program.

The preceding summary of the Amended DRP and the Amended URP does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Distribution Reinvestment Plan and the Second Amended and Restated Unit Repurchase Program, a copy of which is filed herewith as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference.

Renewal of the Advisory Agreement

Furthermore, on March 3, 2017, the Board also approved the renewal of the Amended and Restated Advisory Agreement dated February 25, 2014 (the “Advisory Agreement”), between the Company any TriLinc Advisors LLC (the “Advisor”). The Advisory Agreement, which had previously been extended from February 25, 2017 to March 3, 2017, was renewed upon the same terms for an additional term from March 3, 2017 to February 25, 2018.  Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for the Company.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Second Amended and Restated Distribution Reinvestment Plan
4.2	Second Amended and Restated Unit Repurchase Program

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, future redemptions pursuant to the Amended URP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the Company’s investments, the level of participation in the Amended DRP and the Amended URP, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by the Company’s other filings with the Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

March 14, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Distribution Reinvestment Plan
4.2	Second Amended and Restated Unit Repurchase Program